Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”), dated as of September 29, 2004, is entered into between WORLD FUEL SERVICES CORPORATION, a Florida corporation (the “Company”), the LENDERS (as hereinafter defined) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as a Lender and as the Administrative Agent for Lenders (the “Administrative Agent”), and amends the Credit Agreement, dated as of December 19, 2003, between the Company, the Administrative Agent and the Lenders from time to time party thereto (the “Lenders”), as amended by the First Amendment to Credit Agreement, dated as of March 31, 2004, between the Company, Administrative Agent and the Lenders (as heretofore or hereinafter modified, supplemented, restated or otherwise amended, hereinafter referred to as the “Agreement”).

WITNESSETH:

WHEREAS, the Company desires to amend the Agreement to, among other things, increase the amount available for borrowing and other issuances of credit up to the aggregate amount of $145,000,000; and

WHEREAS, the Administrative Agent and Lenders are willing to so amend such provisions of the Agreement in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Defined Terms. Each capitalized term used in this Amendment but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

2. Definitional Amendments.

(A) The definitions of “Revolving Commitment”, “Termination Date”, “Total Debt”, and “Total Debt to EBITDA Ratio” that appear in the Agreement shall be deleted in their entirety and replaced with the following:

Revolving Commitment means $145,000,000.00 plus the Incremental Commitment, if any, as reduced from time to time pursuant to Section 6.1.

Termination Date means the earlier to occur of (a) December 19, 2006 or (b) such other date on which the Commitments terminate pursuant to this Agreement. The Company may, upon written request delivered to the Administrative Agent not later than ninety (90) days prior to December 19, 2006, and provided that no Event of Default or Unmatured Event of Default then exists, request the Lenders to extend the Termination Date for one (1)

additional year, subject to the approval of the Lenders as set forth in Section 15.1 hereof. The Administrative Agent shall provide written notice of the decision of the Lenders to the Company within thirty (30) days of receipt of the Company’s request therefor. In the event Administrative Agent fails to provide such written notice to the Company, the Company’s request shall be deemed to be denied.

Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except with respect to standby Letters of Credit issued for the account of a Loan Party), (b) Hedging Obligations and (c) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt (less 100% of the amount, if any, by which the average daily cash balance for the three-month period ending on the date of determination thereof exceeds $15,000,000) as of such day to (b) EBITDA for the Computation Period ending on such day.

(B) Clauses (b), (c) and (d) of the definition of Applicable Margin shall be deleted in their entirety and replaced with the following:

and (b) no reduction to any Applicable Margin shall become effective at anytime when an Event of Default or Unmatured Event of Default has occurred and is continuing.

3. Amendments.

(A) The following definition shall be added to the Agreement:

Incremental Commitment has the meaning specified in Section 2.1.3.

(B) Section 2.1.2 of the Agreement shall be amended by replacing the amount of $40,000,000 in clause (a) of the proviso thereto with the amount of $60,000,000.

(C) New Section 2.1.3 shall be added to the Agreement to read in its entirety as follows:

The Company may, at one time prior to the Termination Date, by written notice to the Administrative Agent, request an increase in the Revolving Commitment (an “Incremental Commitment”) in an amount not less than $1,000,000 and not to exceed such amount as would cause the Revolving Commitment to exceed $150,000,000 from one or more Lenders (which may include any existing Lender) provided, that any new Lender shall be subject to the approval of the Administrative Agent. Such notice shall set forth the amount of the Incremental Commitment (which shall be in minimum increments of $1,000,000) and the date on which such Incremental Commitment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice). The Company and the Lender providing the Incremental Commitment shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment, including, without limitation, (if applicable) an agreement pursuant to which any new Lender shall agree to be bound by the terms of this Agreement and the other Loan Documents. Each of the parties hereto agrees that, upon acceptance of such documents and approval of the Incremental Commitment by the Administrative Agent, (a) the Incremental Commitment shall be deemed effective without further action or approval by any other Lender, (b) Annex A hereto shall be automatically replaced with a revised Annex A reflecting the Incremental Commitment and (c) this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence thereof.

(D) Section 10.6 of the Agreement shall be deleted in its entirety and replaced with the following:

Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit solely for (i) working capital purposes, (ii) Capital Expenditures, (iii) other general business purposes, (iv) subject to the limitations set forth in Section 11.5, Acquisitions, and (v) the purpose of refinancing existing Debt of the Company; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

(E) Annex A to the Agreement shall be replaced with the Annex A attached hereto.

(F) Section 11.11(e) of the Agreement shall be deleted in its entirety and replaced with the following:

(e) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits which are maintained with banks other than a Lender shall not at any time exceed an average monthly balance of $20,000,000 and provided further that the amount of any such deposits which are maintained with any single bank other than a Lender shall not at any time exceed an average monthly balance of $10,000,000;

(G) Section 11.13.1 of the Agreement is deleted in its entirety and replaced with the following:

11.13.1 Tangible Net Worth. Not permit Tangible Net Worth as of the end of each Fiscal Quarter to be an amount less than (i) 85% of the Tangible Net Worth as of the Closing Date plus (ii) 50% of Consolidated Net Income for such Fiscal Quarter.

(H) Section 11.13.2 of the Agreement is deleted in its entirety and replaced with the following:

11.13.2 Leverage Ratio. Not permit the ratio of Total Liabilities (less 100% of the amount, if any, by which the average daily cash balance for the three-month period ending on the date of determination thereof exceeds $15,000,000) to Tangible Net Worth as of the last day of each calendar month to be greater than 3.25 to 1.00.

(I) Section 11.13.6 of the Agreement is hereby amended by replacing the words “at any time” with the words “as of the last day of each calendar month”.

(J) Section 2.6 of the Agreement shall be deleted in its entirety and of no further force and effect.

(K) Section 12.2.1 of the Agreement is hereby amended by inserting the words “, renewal, extension or amendment” after the words “and the issuance”.

4. Modifications. All references in the Agreement and the other Loan Documents to the term “Loan Documents” shall be deemed to include this Amendment and the Notes executed in connection herewith.

5. Ratification. Except as modified hereby, the terms and conditions of the Agreement and the other Loan Documents including, without limitation, the Pledge Agreements to which the Company is a party, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

6. Representations and Warranties. The Company represents and warrants to, and agrees with, Administrative Agent and the Lenders that (i) it has no defenses, set-offs or counterclaims of any kind or nature whatsoever against the Administrative Agent or any Lender with respect to any Obligations created under the Agreement and the other Loan Documents, any of the other agreements among the parties hereto, or any action previously taken or not taken by the Administrative Agent or any Lender with respect thereto or with respect to any Lien or Collateral in connection therewith to secure such Obligations, and (ii) this Amendment has been duly authorized by all necessary action on the part of the Company, has been duly executed by Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

7. Agreement Representations and Warranties. The Company hereby certifies that the representations and warranties contained in the Agreement continue to be true and correct and that no Unmatured Event of Default or Event of Default has occurred that has not been cured or waived.

8. Conditions to Effectiveness of Amendment. This Amendment shall become effective when the Administrative Agent shall have received:

(A) counterparts of this Amendment duly executed by the Company and each Lender,

(B) counterparts of the Reaffirmation and Consents attached hereto executed by each Pledgor and Guarantor, as applicable,

(C) resolutions of the applicable governing body of the Company, officer’s certificates, incumbency certificates, organizational documents and such other entity documents as the Administrative Agent may request,

(D) payment of all costs and expenses incurred by the Administrative Agent in connection herewith, including all Attorney Costs of the Administrative Agent,

(E) payment of lending fees to The International Bank of Miami, N.A. and JPMorgan Chase Bank,

(F) an opinion of counsel to the Company, Pledgors and Guarantors in form and substance acceptable to Administrative Agent,

(G) with respect to each Lender whose Revolving Commitment Amount has changed, an executed copy of a new Note for such Lender, and the original canceled existing Note of such Lender to be returned to the Company, and

(H) such other documents as the Administrative Agent may request.

9. Counterparts. This Amendment may be executed in any number of counterparts which, when taken together, shall constitute one original. Any telecopied signature hereto shall be deemed a manually executed and delivered original.

10. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

11. Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are used for convenience of reference only.

12. WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A

TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

WORLD FUEL SERVICES CORPORATION, a Florida corporation

By:	/s/ Peter D. Tonyan
Peter D. Tonyan, Treasurer

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ John C. Thurston
John Thurston

COMMERCE BANK, N.A.

By:	/s/ Alan Hills
Alan Hills, Vice President

HSBC BANK USA

By:	/s/ Bruce Wicks
Bruce Wicks, VFP
September 28, 2004

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Roberto R. Munoz
Roberto R. Munoz, Senior Vice President Chief Lending Officer for Florida

and

By:	/s/ Herbert K. Fried
Herbert K. Fried, Sr. VP

THE INTERNATIONAL BANK OF MIAMI, N.A.

By:	/s/ Caridad C. Errazquin
Caridad C. Errazquin, Vice President

JPMORGAN CHASE BANK

By:	/s/ B.B. Wuthrich
B.B. Wuthrich, Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ Phillip J. Salter
Phillip J. Salter, Vice President

ANNEX A

Lender	Revolving Commitment Amount	Pro Rata Share
LaSalle Bank National Association	$55,000,000.00	.379310345
Commercebank, N.A.	$15,000,000.00	.103448276
HSBC Bank USA	$30,000,000.00	.206896552
Israel Discount Bank of New York	$10,000,000.00	.068965517
The International Bank of Miami, N.A.	$10,000,000.00	.068965517
Merrill Lynch Business Financial Services Inc.	$15,000,000.00	.103448276
JPMorgan Chase Bank	$10,000,000.00	.068965517

TOTALS	$145,000,000.00	1.00